                                  EXHIBIT 4



            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER.


Void after 5:00 P.M., November 8, 2002          Warrants to Purchase Common
(unless previously terminated under the         Stock Dated:
circumstances described herein)                 November 8, 1996


                       WARRANT CERTIFICATE REPRESENTING
                     WARRANTS TO PURCHASE COMMON STOCK OF
                            DOUBLETREE CORPORATION
         --------------------------------------------------------------


FOR VALUE RECEIVED, Doubletree Corporation, a Delaware corporation (the "Company"), hereby certifies that, PT Investments, Inc. ("Holder"), the holder of these Warrants (the "Warrants", and each right to purchase a share of Common Stock, a "Warrant") is entitled, subject to the terms set forth below, at any time on or after November 8, 1996, or from time to time thereafter, but not later than November 8, 2001 to purchase from the Company 262,753 fully paid and nonassessable shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company. These Warrants and all rights hereunder, to the extent such rights shall not have been exercised, shall terminate and become null and void at 5:00 p.m., New York time, on November 8, 2001.

            These Warrants shall be subject to the terms set forth in the Securities Purchase Agreement dated as of October 31, 1996 by and between the Company and the Trustees of General Electric Pension Trust, pursuant to which these Warrants are being issued, and to the following terms and conditions:

            SECTION 1. EXERCISE OF WARRANTS; EXERCISE PRICE; ADJUSTMENTS RELATIVE TO EXERCISE OF WARRANTS

            1A. EXERCISE OF WARRANTS. (a) Subject to the conditions of this
Section 1, the holder of any Warrant at the holder's option may exercise such holder's rights under all or any part of the Warrants to purchase Common Stock (the "Warrant Shares") at a price per share equal


                              Page 77 of 94 Pages
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to $38.06 (the "Exercise Price") at any time on or after the date hereof. The
Warrant Shares and the Exercise Price are subject to certain adjustments as set forth in this Section 1 and the terms Warrant Shares and Exercise Price as used herein shall as of any time be deemed to include all such adjustments to be given effect as of such time in accordance with the terms hereof.

            1B. STOCK DIVIDENDS. In case at any time the Company shall declare a dividend or make any other distribution upon any class or series of stock of the Company payable in shares of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), the Exercise Price in effect on the record date for such dividend or distribution shall be proportionately reduced. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in shares of Common Stock or in Convertible Securities, then such record date shall be deemed to be the date of the issue of the shares of Common Stock deemed to have been issued as a result of the declaration of such dividend or the making of such other distribution, as the case may be, unless such dividend or other distribution is to be measured by the market price of the Common Stock in effect on the date such dividend or other distribution is made, in which case such date shall be deemed to be the date of the issue of the shares of Common Stock deemed to have been so issued. For purposes of such adjustment, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

            SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock issuable upon exercise of each Warrant shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock issuable upon exercise of each Warrant shall be proportionately decreased.

            CHANGES IN COMMON STOCK. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of its properties to another corporation, shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each holder of Warrants shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of the Common Stock of the Company immediately theretofore issuable upon exercise of the Warrants, such shares of stock, securities or properties, if any, as may be issuable or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore issuable upon exercise of the Warrants had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of each holder of Warrants to the end that the provisions hereof (including without limitation provisions for adjustment of the Exercise


                              Page 78 of 94 Pages
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Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the holders of Warrants at the last address of such holders appearing on the books of the Company, the obligation to deliver to such holders such shares of stock, securities or properties as, in accordance with the foregoing provisions, such holders may be entitled to acquire. The above provisions of this subparagraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers, or other dispositions.

            OTHER ADJUSTMENTS. In case (i) the Company shall issue or sell any shares of its Common Stock for a consideration per share less than the fair market value thereof at the time of such issue or sale, or issue or grant any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or Convertible Securities at an exercise price per share of Common Stock less than the fair market value thereof on the date of such issue or grant, or issue or sell any Convertible Securities having a conversion or exchange price per share of Common Stock less than the fair market value thereof on the date of such issue or sale, or (ii) any other corporate event or transaction of the Company, outside the ordinary course of business consistent with past practice, not specified or contemplated by this Section 1 occurs which equitably requires an anti-dilutive adjustment to the Warrants represented hereby, then the Board of Directors of the Company shall make such appropriate adjustments to the Warrants as it may determine in its reasonable business judgment.

            NOTICE OF ADJUSTMENT. Upon any adjustment of the Exercise Price or the number of shares issuable upon exercise of any Warrants represented hereby, then and in each such case the Company shall promptly deliver to the Holder a certificate of the chief financial officer of the Company setting forth the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock issuable upon exercise of the Warrant or Warrants held by each holder of Warrants, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            PROHIBITION OF CERTAIN ACTIONS. The Company will not (i) authorize or issue, or agree to authorize or issue, any shares of its capital stock of any class preferred as to dividends or as to the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Company unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in the distribution of such assets or (ii) take any action which would result in any adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation.

            STOCK TO BE RESERVED. The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the exercise of Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants, and the Company will maintain at all times all


                              Page 79 of 94 Pages
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other rights and privileges sufficient to enable it to fulfill all its obligations hereunder. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Company, and free from all Liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be required to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then effective Exercise Price. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation by the Company of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed.

            REGISTRATION AND LISTING OF COMMON STOCK. If any shares of Common Stock required to be reserved for purposes of exercise of Warrants hereunder require registration with or approval of any governmental authority under any Federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. Shares of Common Stock issuable upon exercise of the Warrants shall be registered by the Company under the Securities Act or similar statute then in effect if required by paragraph 11 and subject to the conditions stated in such paragraph. If and so long as the Common Stock is listed on The Nasdaq Stock Market's National Market or any national securities exchange, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange upon official notice of issuance, of shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company will also list on such national securities exchange, will register under the Securities Exchange Act of 1933, as amended (the "Exchange Act"), and will maintain such listing of, any other securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company or shall require registration under the Exchange Act.

            CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock issued or issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of such Warrant.

            NO RIGHTS OR LIABILITIES AS SHAREHOLDERS. No Warrant shall entitle any holder thereof to any of the rights of a shareholder of the Company. No provision of this Warrant, in the absence of the actual exercise of such Warrant or any part thereof by the holder thereof into Common Stock issuable upon such exercise, shall give rise to any liability on the part of such holder as a shareholder of the Company, whether such liability shall be asserted by the Company or by creditors of the Company.

            SECTION 2.     METHOD OF EXERCISE OF WARRANTS

            The Warrants may be exercised by the surrender of this Certificate, with the Form of Subscription attached hereto duly executed by the holder, to the Company at its principal


                              Page 80 of 94 Pages
office, accompanied by payment of the Exercise Price for the number of shares of Common Stock specified. The Warrants may be exercised for less than the full number of shares of Common Stock called for hereby by surrender of this Certificate in the manner and at the place provided above, accompanied by payment for the number of shares of Common Stock being purchased. If the Warrants should be exercised in part only, the Company shall, upon surrender of this Warrant Certificate for cancellation, execute and deliver a new Warrant Certificate evidencing the right of the holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant Certificate at the office of the Company, in proper form for exercise, accompanied by the full Exercise Price in cash or certified or bank cashier's check, the holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to the holder.

            Alternatively, at the option of the Holder, the Warrants may be exercised by the exchange of all of or part of the Warrants (a "Warrant Exchange"), into the number of shares of Common Stock determined in accordance with this Section 2(b), by surrendering this Certificate, with the Form of Subscription attached hereto duly executed by the Holder, to the Company at its principal office. If the Warrants should be exercised in part only, the Company shall, upon surrender of this Warrant Certificate for cancellation, execute and deliver a new Warrant Certificate evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant Certificate at the office of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or the certificates representing such Common Stock shall not then be actually delivered to the Holder. In connection with any Warrant Exchange, this Warrant Certificate shall represent the right to subscribe for and acquire the number of shares of Common Stock (rounded to the next highest integer) equal to (i) the number of shares specified by the Holder in its Form of Subscription (the "Total Number") less
(ii) the number of shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the "volume-weighted average quote" of the reported sales prices per share of Common Stock quoted on The Nasdaq Stock Market's National Market ("NASDAQ"), as reported by Bloomberg L.P., for the ten consecutive trading days immediately preceding the exercise of the Warrant (or the comparable closing price if the Common Stock shall not then be quoted on NASDAQ or reported by Bloomberg L.P.).

            As soon as practicable after the exercise of these Warrants in whole or in part and, in any event, within ten days thereafter, the Company at its expense will cause to be issued in the name of and delivered to the holder a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (and any new Warrants) to which the holder shall be entitled upon such exercise. Each certificate for shares of Common Stock so delivered shall be in such denominations as may be requested by the holder and shall be registered in the name of the holder or such other name as the holder may designate.



                              Page 81 of 94 Pages
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            SECTION 3.     PAYMENT OF TAXES

            The issuance of certificates for shares of Common Stock upon exercise of the Warrants shall be made without charge to the holders of the Warrants exercised for any issuance tax in respect thereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Warrant or Warrants exercised.

            SECTION 4.     MUTILATED OR MISSING WARRANT CERTIFICATES

            Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company will execute and deliver a new Warrant Certificate of like tenor and date.



                              Page 82 of 94 Pages
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            IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, as of the day and year first above written.

                             DOUBLETREE CORPORATION



                             By:
                                 -----------------------------------
                                   Name:
                                   Title:



                              Page 83 of 94 Pages
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                             FORM OF SUBSCRIPTION

                                          DATE: _____________, 19

TO:   DOUBLETREE CORPORATION

            The Undersigned, the holder of the within Warrants, hereby irrevocably elects to exercise all or part of the purchase right represented by such Warrants for, and to purchase thereunder, [______________ shares of Common Stock of DOUBLETREE CORPORATION (the "Company") and herewith makes payment of $____________ to the Company, evidenced by delivery of ______________________,]
[alternatively, pursuant to Section 2(b) of the Warrants: [___ (the "Total Number") number of shares of Common Stock of DOUBLETREE CORPORATION (the "Company") in a Warrant Exchange described in Section 2(b) of the Warrants,] and requests that the certificate of such shares be issued in the name of, and be delivered to _________________________, whose address is
___________________________.

                                --------------------------------------
                                (Name of Holder)


                                --------------------------------------
                                (Authorized Signatory)


                                --------------------------------------
                                (Address)



                              Page 84 of 94 Pages